UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2009

Penn Treaty American Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Legacy Drive, Suite 130 Frisco, TX 75034
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (469) 287-7044

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    On October 2, 2009, the Insurance Commissioner of the Commonwealth of Pennsylvania (the “Insurance Commissioner”) filed in the Commonwealth Court of Pennsylvania Petitions for Liquidation (the “Liquidation Petitions”) for Penn Treaty Network America Insurance Company (“PTNA”) and American Network Insurance Company (“ANIC”).  PTNA is a direct insurance company subsidiary of Penn Treaty American Corporation (the “Registrant”), and ANIC is a subsidiary of PTNA.

    The Registrant is reviewing the Liquidation Petitions and evaluating its options with respect thereto.

    A copy of the Petition for Liquidation of PTNA, along with the Memorandum of Law in support of the Rehabilitator’s Petition for Liquidation, is attached hereto as Exhibit 99.1.  A copy of the Petition for Liquidation of ANIC, along with the Memorandum of Law in support of the Rehabilitator’s Petition for Liquidation, is attached hereto as Exhibit 99.2.

    The Liquidation Petitions make reference to a report of Milliman, Inc., entitled “Surplus Projections Related to Penn Treaty Network America Insurance Company & American Network Insurance Company as of June 30, 2009” (the “Milliman Report”).  The Milliman Report, which was prepared for the Pennsylvania Insurance Department, was filed as Exhibit A to each of the Liquidation Petitions and is available at www.penntreaty.com.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit                      Description

99.1	Petition for Liquidation of Penn Treaty Network America Insurance Company and Memorandum of Law in support of the Rehabilitator’s Petition for Liquidation, filed October 2, 2009.

99.2	Petition for Liquidation of American Network Insurance Company and Memorandum of Law in support of the Rehabilitator’s Petition for Liquidation, filed October 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

October 7, 2009	By:	/s/ Eugene Woznicki
	Name:	Eugene Woznicki
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Petition for Liquidation of Penn Treaty Network America Insurance Company and Memorandum of Law in support of the Rehabilitator’s Petition for Liquidation, filed October 2, 2009.
99.2	Petition for Liquidation of American Network Insurance Company and Memorandum of Law in support of the Rehabilitator’s Petition for Liquidation, filed October 2, 2009.